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                                                                    Exhibit 21.1


                                Subsidiaries of

                          Province Healthcare Company
                          ---------------------------

                             Blythe-Province, Inc.
                         Brim Equipment Services, Inc.
                            Brim Fifth Avenue, Inc.
                             Brim Healthcare, Inc.
                              Brim Hospitals, Inc.
                         Brim Outpatient Services, Inc.
                              Brim Pavilion, Inc.
                           Brim Services Group, Inc.
                           Care Health Company, Inc.
               Harris Street Surgery Partners Limited Partnership
                       Integrated Health Management, LLC
                 Mexia Principal Healthcare Limited Partnership
                             Mexia-Principal, Inc.
               Palestine Principal Healthcare Limited Partnership
                         Palestine-Principal G.P., Inc.
                           Palestine-Principal, Inc.
                             PHC of Delaware, Inc.
                                 PHC-Elko, Inc.
                                PHC-Eunice, Inc.
                             PHC-Lake Havasu, Inc.
                   Principal Hospital Company of Nevada, Inc.
                             Principal Knox Company
                            Principal-Needles, Inc.
                            The Woodrum Group, Inc.